UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 21, 2016

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2016, Net Element, Inc., a Delaware corporation (the “Company”), entered into a binding letter of intent (the “LOI”) with Paystar, Inc., a Delaware corporation, and Nexcharge, Inc., a Nevada corporation (collectively, the “Partner”). Pursuant to this LOI, the parties agreed to negotiate a definitive agreement to enter into a joint venture (the “Transaction”). It is contemplated that the joint venture entity (“Newco”) will be a newly-formed entity and will have two classes of stock: voting Class A stock that will have all the usual rights, votes and obligations associated therewith, and non-voting Class B stock that will be reserved for executives and employees of Newco. It is contemplated that the Partner or its current owners will collectively own 49% of Newco’s voting Class A stock, and the Company will own 51% of Newco’s voting Class A stock. The LOI contemplates that the Partner will contribute all of its assets to this joint venture free and clear of any liens or encumbrances as consideration for such 49% of Newco’s voting Class A stock, and the Company will contribute to Newco up to $3,390,000 (whether in cash, cash equivalents or otherwise, in a manner and time as described in the LOI attached as Exhibit 10.1 to this Current Report on Form 8-K) as consideration for such 51% of Newco’s voting Class A stock. The LOI further contemplates that the Company will have an exclusive option to purchase such 49% of Newco’s voting Class A stock, exercisable during twelve (12) months from the closing of the Transaction, at a purchase price to be agreed to by the parties at fair market value as when such option is considered. It is contemplated that, after the closing of the transaction, the executive management of Newco will be eligible for equity compensation through the Company’s 2013 Equity Incentive Plan, as amended. During the first year of operations of Newco, the parties will determine if it is in their interests to convert their respective stock in Newco to shares of the Company, in which case the parties agreed to work in good faith to seek the necessary approvals from the Company. The parties agreed that, in the event of the closing of the Transaction, the owners of the Partner will pay 50% and the Company will pay 50% of the broker’s fee up to $170,000, with the Company’s option in its sole discretion to pay its share of the broker fee in the shares of Company common stock.

The consummation of the Transaction is subject to, among other things, (i) the completion of due diligence of the Partner and its business satisfactory to the Company in its sole discretion, (ii) approval of the Transaction by the Company’s board of directors and (iii) the execution of definitive legal documents acceptable to the parties.

The foregoing is a summary description of certain terms of the LOI and, by its nature, is incomplete. Copy of the LOI is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. All readers are encouraged to read the entire text of the LOI.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the potential future sale of shares of the Company’s common stock and price for such sales under the Purchase Agreement. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2015, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 8.01 Other Events.

On July 21, 2016, the Company issued a press release announcing that it has entered into the LOI. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Binding Letter of Intent, dated as of July 21, 2016 between Net Element, Inc., Paystar, Inc. and Nexcharge, Inc.*

99.1	Press Release dated July 21, 2016.*

_________________

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2016

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Binding Letter of Intent, dated as of July 21, 2016 between Net Element, Inc., Paystar, Inc. and Nexcharge, Inc.*

99.1	Press Release dated July 21, 2016.*

_________________

*Filed herewith.

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